SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
April 22, 2003

KMART CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	1-327 (Commission File Number)	38-0729500 (I.R.S. Employer Identification No.)

3100 West Big Beaver Road, Troy, Michigan (Address of Principal Executive Offices)	48084 (Zip Code)

(248) 463-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EXHIBIT INDEX
Findings of Fact, Conclusions of Law, and Order

Item 5.

     At a hearing on April 22, 2003, the United States Bankruptcy Court for the Northern District of Illinois (the “Court”) confirmed the First Amended Joint Plan of Reorganization of Kmart Corporation and Its Affiliated Debtors and Debtors-in-Possession, dated as of February 25, 2003, as modified (the “Plan”). A copy of the Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. §§ 1129(a) and (b) and Fed. R. Rule Bankr. P. 3020 Confirming the First Amended Joint Plan of Reorganization of Kmart Corporation and Its Affiliated Debtors and Debtors-in-Possession, as modified, dated April 22, 2003, and docketed by the Court on April 23, 2003 (the “Confirmation Order”) is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     Consummation of the Plan is scheduled for May 6, 2003, following expiration of the ten-day appeal period from the April 23, 2003, the date the Confirmation Order was docketed. The one-day delay from the previously announced scheduled effective date of May 5, 2003, is a result of the Court docketing the Confirmation Order one day after the hearing on April 22, 2003.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Document Description

2.1	Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. §§ 1129(a) and (b) and Fed. R. Rule Bankr. P. 3020 Confirming the First Amended Joint Plan of Reorganization of Kmart Corporation and Its Affiliated Debtors and Debtors-in-Possession, as modified, dated April 22, 2003, and docketed by the Court on April 23, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2003

KMART CORPORATION By: /s/ A.A. Koch Name: A.A. Koch Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. §§ 1129(a) and (b) Fed. R. Rule Bankr. P. 3020 Confirming the First Amended Joint Plan of Reorganization of Kmart Corporation and Its Affiliated Debtors and Debtors-in-Possession, as modified, dated April 22, 2003, and docketed by the Court on April 23, 2003.